UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 13, 2008 (February 7, 2008)
AMSURG CORP.
(Exact Name of Registrant as Specified in Charter)

Tennessee (State or Other Jurisdiction of Incorporation)	000-22217 (Commission File Number)	62-1493316 (I.R.S. Employer Identification No.)

20 Burton Hills Boulevard Nashville, Tennessee (Address of Principal Executive Offices)	37215 (Zip Code)
(615) 665-1283
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Amended and Restated Supplemental Executive Retirement Savings Plan
     On February 7, 2008, the Board of Directors of AmSurg Corp. (the “Company”) approved an Amended and Restated Supplemental Executive Retirement Savings Plan (the “SERP”). The SERP allows employees who are at the executive level of vice president or higher to make pre-tax contributions to an investment account established in the executive’s name. Executives may elect to defer up to 50% of their base compensation and up to 50% of their bonus compensation otherwise payable during the calendar year. The Company makes additional contributions to the SERP as approved by the Compensation Committee of the Company’s Board of Directors. Participants in the SERP are fully vested in their contributions to the SERP. The Company’s contributions to the SERP vest in equal, annual installments over five years, subject to automatic vesting if the executive retires, dies or becomes disabled, if the SERP terminates or if there is a change in control of the Company. Participants in the SERP direct the investment of their accounts. All contributions to the SERP are subject to claims of the Company’s creditors. This summary of the SERP is qualified in its entirety by reference to the text of the SERP, which is included as Exhibit 99.1 hereto and incorporated herein by reference.
Amended and Restated Employment Agreements
     Effective February 7, 2008, the Company entered into Amended and Restated Employment Agreements with each of Claire M. Gulmi, the Company’s Executive Vice President and Chief Financial Officer, David L. Manning, the Company’s Executive Vice President and Chief Development Officer, Billie A. Payne, the Company’s Senior Vice President, Operations, and Royce D. Harrell, the Company’s Senior Vice President, Corporate Services. The employment agreements provide for a minimum base salary and have initial one-year terms. The agreements may be extended for additional one-year terms on the first and each successive anniversary date of the agreements. The agreements provide that if the Company elects not to extend the executive’s employment, the executive will be considered to have been terminated without cause. In the event the executive’s employment with the Company is terminated as a result of the executive’s disability, the executive is entitled to receive his or her full salary and benefits for a period of 12 months, and thereafter shall receive benefits in accordance with Company policy as in effect from time to time. In the event the executive’s employment with the Company is terminated by the Company for “cause” (as defined in the agreements), the Company shall have no further obligations under the employment agreements. In the event the Company terminates Ms. Gulmi or Mr. Manning without cause or Ms. Gulmi or Mr. Manning terminates his or her employment with the Company within 12 months following a change in control because the Company has significantly changed the scope and nature of the executive’s authority and responsibilities, reduced the executive’s base salary or overall compensation or changed the location at which the executive is required to perform his or her duties to the Company (“good reason”), Ms. Gulmi and Mr. Manning are entitled to receive his or her base salary and shall continue to be covered by the Company’s health and life insurance plans for a period of three years if his or her employment is terminated prior to September 30, 2010 or one year if his or her employment is terminated following September 30, 2010. In the event the Company terminates Ms. Payne or Mr. Harrell without cause or Ms. Payne or Mr. Harrell terminates his or her employment with the Company within 12 months following a change in control for good reason, Ms. Payne and Harrell are entitled to receive his or her base salary and shall continue to be covered by the Company’s health and life insurance plans for a period of one year. The employment agreements contain a restrictive covenant pursuant to which each executive has agreed not to compete with us during the time we are obligated to compensate him or her pursuant to his or her employment agreement. This summary of the Amended and Restated Employment Agreements is qualified in its entirety by reference to the text of the agreements, which are included as Exhibits 99.2, 99.3, 99.4 and 99.5 hereto and incorporated herein by reference.
2008 Bonus Plan
     The Compensation Committee of the Board of Directors of the Company has approved the Company’s Cash Bonus Plan for 2008. Pursuant to the 2008 Cash Bonus Plan, employees of the Company, including the Company’s executive officers, are eligible to receive cash bonuses based upon the Company’s attainment of certain earnings targets and other specific targets related to an employee’s specific area of responsibility, including surgery center profits and earnings from new acquisition and development transactions, in each case as determined by the Committee. For 2008, cash bonuses for Christopher A. Holden, our Chief Executive Officer, and Ms. Gulmi will be based 50% upon the attainment of Company earnings targets, 33% upon targets related to surgery center profits, and 17% upon the annual earnings of surgery centers acquired and de novo surgery center partnerships formed during 2008. Cash bonuses for Ms. Payne and Mr. Harrell will be based 33% upon the attainment of Company earnings targets, 50% upon targets related to surgery center profits, and 17% upon the annual earnings of surgery centers acquired and de novo surgery center partnerships formed during 2008. The maximum total bonus award that Messrs. Holden and Harrell and Mses. Gulmi and Payne can receive in 2008 is 100% for Mr. Holden, 80% for Ms. Gulmi, and 60% for Ms. Payne and Mr. Harrell. David L. Manning, our Executive Vice President and Chief Development Officer, is eligible to receive a cash bonus of up to 55% of his base salary based 55% upon the attainment of Company earnings targets and 45% upon the earnings of surgery centers acquired during 2008. Mr. Manning is eligible to receive an additional cash bonus based upon the annual earnings of surgery centers acquired and de novo surgery center partnerships formed during 2008 above a targeted amount.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits

99.1	Amended and Restated Supplemental Executive Retirement Savings Plan

99.2	Amended and Restated Employment Agreement between the Company and Claire M. Gulmi

99.3	Amended and Restated Employment Agreement between the Company and David L. Manning

99.4	Amended and Restated Employment Agreement between the Company and Billie A. Payne

99.5	Amended and Restated Employment Agreement between the Company and Royce D. Harrell

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMSURG CORP.
By:	/s/ Claire M. Gulmi
Claire M. Gulmi

Executive Vice President, Chief Financial Officer and Secretary (Principal Financial and Duly Authorized Officer)

Date: February 13, 2008